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                                                                    EXHIBIT 99.1

                        [REDWOOD TRUST, INC. LETTERHEAD]

                                 April 30, 2005

The Bank of New York
101 Barclay Street, 8 West
New York, NY  10286
Attention:  Trustee Sequoia 2002-A Collateralized MBS Funding Bonds

            RE: Sequoia Mortgage Funding Company 2002-A Collateralized MBS Funding Bonds;
                  Indenture dated April 1, 2002, between Sequoia Mortgage Funding Company 2002-A and The Bank of New York (the "Indenture");
                  Annual Statement as to Compliance by the Issuer

Ladies and Gentlemen:

      Pursuant to Section 3.10 of the Indenture with respect to the above-referenced offering and in compliance with the requirements of TIA Section 314(a)(4), the undersigned officer of Redwood Trust, Inc. (the "Manager"), as manager under the Management Agreement dated April 1, 2002 between Manager and Sequoia Mortgage Funding Company 2002-A, hereby certifies as to the following:

      1. a review of the fulfillment by the Issuer of its obligations under the Indenture during the preceding fiscal year has been made under the direct supervision of the undersigned officer; and

      2. to the best knowledge of the undersigned officer, based on such review, the Issuer has fulfilled all of its material obligations under the Indenture throughout the applicable period, and there has been no known default in the fulfillment of the Issuer's material obligations throughout such period.

                                        Very truly yours,

                                        SEQUOIA MORTGAGE FUNDING
                                        COMPANY 2002-A

                                        By: Redwood Trust, Inc., as Manager

                                        /s/ John Isbrandtsen
                                        ----------------------------------------
                                        Name: John Isbrandtsen
                                        Title: Vice President